Standard Manufacturing and Marketing Agreement

     This contractual agreement, dated this 9nd day of December 2004, by and between International Surfacing, Inc. (ISI) whose principal place of business is located at 5 Erie Street, Garfield New Jersey 07026, and Victory Racing Plate Co., a Delaware Corporation with principal executive offices located in Baltimore Maryland desires to enter into a standard manufacturing and marketing contract. We hereby agree as follows:

     International Surfacing desires to enter into a contract with The Victory Racing Plate Company, also referred to as VRP. The purpose of this contract is to memorialize the agreements of ISI and VRP and certain terms and conditions that have been negotiated by and between the parties hereto. This contract will elucidate a simple and basic agreement and commitment between the parties with respect to the matters described herein. This document shall impose on both parties the obligation to complete any and all matters in good faith expeditiously. The following agreements are to be considered as legally binding upon all parties hereto executed.

     The terms of this contract shall commence on date of signature. This contract will remain in place for one year and then automatically be renewed for successive one-year increments unless either party requests in writing, at least ninety days prior to the anniversary date, that this contract not be so renewed.

     Victory will provide due consideration by providing current and subsequent distribution channels. Victory will supply all dies and materials for the respective metal horseshoe production. The initial Victory production will consist of three different sizes. Victory and ISI agree to provide full "best faith" effort in the marketing of the shoe. This marketing effort will begin at the "Hoof Care Summit" and then throughout the United States and ultimately into the European markets.


     ISI will then reciprocate by providing to Victory a professionally bonded rubber insert into the metal plate using International Surfacing Inc. proprietary bonding process and patented design. The horseshoe will have the name Victory as well as the ISI logo of choice. This logo will ostensibly be "HYBRID." ISI owns a patent on a rubber lamination system designed to enhance the performance and therapeutic improvement of a horse. The profit sharing on this unique system is still to be determined.

     Each of the parties; ISI and the VRP agree to provide their best effort in augmenting sales and sales support to different sectors. Each believes they may benefit from access to the contacts and market channels of the other party. The parties believe the combination of these entities will offer mutual benefits.

     The parties intend that ISI will be operated as a strategic partner to the VRP, but totally autonomous, in that ISI will be responsible for it's own operations, budget, and profit or loss. It is planned that ISI will retain its name and corporate identity and that the company will retain its present corporate location or TBD. The company will run autonomously from day to day. ISI will maintain control over all aspects of ISI business subject to board approval where appropriate.

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     VRP and ISI agree to keep the existence of this  Agreement and its specific contents and negotiations confidential, except as may be necessary to comply with applicable law. All parties prior to release shall approve any news releases or other announcements prior to the closing date in writing. This Agreement should in no way be construed to supersede Confidentiality Agreements. Non-Disclosure Agreements, or Non-Circumvention Agreements already signed and agreed upon.

     This Agreement is to be preformed at Bergen County, New Jersey. Therefore, venue for any action regarding the interpretation or enforcement of this Agreement shall lie exclusively in Bergen County, New Jersey.

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS MANUFACTURING AND MARKETING AGREEMENT ON THE DATE FIRST ABOVE WRITTEN.

Signed By:________________________________Dated:_________________
             Samuel Serritella
             President, CEO

Signed By:________________________________Dated:_________________
              David Erb
              President